SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): August 22, 1997



                        The Stanley Works
     (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111



                         Not Applicable
   (Former name or former address, if changed since last report)








                Exhibit Index is located on Page 4
                              Page 1 of 6


     Item 5.   Other Events.


               1. On August 22, 1997, the Registrant issued a press release announcing the hiring of three new executives.
Attached as Exhibit 20(i) is a copy of the Registrant's press release.

                    Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                           (c)  20(i)     Press release dated August 22, 1997
                         announcing the hiring of three new executives.

                            SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                              THE STANLEY WORKS



Date: August 22, 1997         By:  Stephen S. Weddle
                              Name:  Stephen S. Weddle
                              Title: Vice President, General
                                     Counsel and Secretary

                          EXHIBIT INDEX

                    Current Report on Form 8-K
                      Dated August 22, 1997



          Exhibit No.                                Page

          20(i)                                        5

FOR IMMEDIATE RELEASE                             Exhibit (20)(i)

                                                August 22, 1997


THE  STANLEY WORKS  ANNOUNCES  HIRING OF  THREE  NEW  EXECUTIVES

New Britain, Connecticut (NYSE: "SWK") ... The Stanley Works today announced that it has filled three key management positions:
William D. Hill, Vice President, Engineering & Technology; Mark
J. Mathieu, Vice President, Human Resources; and Gary van
Deursen, Director of Industrial Design.

Mr. Hill was employed by The Black & Decker Corporation for twenty-four years, leading product development in positions of increasing responsibility in engineering and marketing. He most recently served as Vice President, Product Development, first for North American Power Tools and then for Global Accessories.
Prior to that, Mr. Hill was product and program manager for development of the Black & Decker(R) professional cordless power tools that are one of the fastest growing segments of the DeWalt(R) power tool business.

Commenting on the hiring of Mr. Hill, John M. Trani, Chairman and Chief Executive Officer, stated: "Will Hill's career demonstrates his abilities in the implementation and management of new products. He has always been able to keep a constant stream of innovative tools flowing into the marketplace. Will has worked extensively in product group and program management organizations and has often driven significant development cycle time reductions while introducing profitable new products. We are fortunate that Will Hill is bringing his talents and experiences to Stanley."

Mr. Mathieu has been employed by General Electric Company since 1981, most recently as Manager, Human Resources for the GE Motors & Industrial Systems business. He has extensive experience with labor relations, succession planning and working with businesses having both manufacturing and service operations. Mr. Trani commented: "Attracting and retaining the very best people is the primary success factor of winning organizations. Mark is a key addition to our team and will be instrumental in attracting the talent necessary for us to be competitive and grow. His talents, particularly his experience with product group organizations, will be critical to building The Stanley Works into a world-class
enterprise."
                           Page 5 of 6

Mr. van Deursen, who will report to Mr. Hill, was most recently employed by The Coleman Company, Inc., as Senior Vice President, Corporate Design and Engineering. Previously, he was with The Black & Decker Corporation for thirteen years, serving eight years as Director, New Product Concepts and Industrial Design,
then three years as Vice President Industrial Design.  Some of his achievements were pointed out by Mr. Trani:  "Gary played major roles in the introduction of the VersaPak "tm" cordless power tool and garden product system, the design of the Elu(R)
line of professional power tools for Europe, the globalization of the DeWalt(R) power tool, and he directed designs of the
Dustbuster(R)and the SnakeLight(R).   Gary has been recognized with
many awards from the design community and publications including
Business Week."

Mr. Trani continued: "Just as new products are the lifeblood of a manufacturing company, proven, experienced and talented people like Will Hill and Gary van Deursen are the lifeblood of a great new product effort!"

The Stanley Works is a worldwide producer of tools, hardware and specialty hardware for consumer, home improvement, industrial and professional use.

                       #################

Contact:     Gerard J. Gould
             Director, Investor Relations and Communications
             Tel.:  (860) 827-3833


Black & Decker(R), VersaPak "tm", Elu(R), DeWalt(R), SnakeLight(R) and Dustbuster(R) are trademarks and registered trademarks of The
Black & Decker Corporation.

The Stanley Works corporate press releases are available through PR Newswire's "Company News On-Call" service. By FAX: dial
1-800-758-5804, ext. 874363 or on the internet at:
http://www.prnewswire.com or http://www.StanleyWorks.com.

                            Page 6 of 6